Exhibit 99.1

Contact:	Michael Catalano	Michael W. Taylor
	Chairman, President and	Senior Vice President and
	Chief Executive Officer	Chief Financial Officer
	(615) 373-3100	(615) 373-3100
AMERICA SERVICE GROUP ANNOUNCES EXECUTION OF ASSET PURCHASE AGREEMENT
FOR THE SALE OF CERTAIN ASSETS OF SECURE PHARMACY PLUS

Pharmacy Services Agreement Also Finalized
BRENTWOOD, Tennessee (April 12, 2007) — America Service Group Inc. (NASDAQ:ASGR) announced today that it has executed an asset purchase agreement for the sale of certain assets of its indirect subsidiary, Secure Pharmacy Plus, LLC (SPP), to Maxor National Pharmacy Services Corporation (Maxor). Additionally, as a part of the transaction, Maxor and Prison Health Services, Inc (PHS), the Company’s primary operating subsidiary, have entered into a long- term pharmacy services agreement pursuant to which Maxor will become the provider of pharmaceuticals and medical supplies to PHS.
The asset purchase agreement is to be effective April 30, 2007, subject to standard closing conditions. The pharmacy services agreement will commence May 1, 2007, subject to the closing of the asset purchase agreement.
America Service Group Inc, based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc, through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates. More information about America Service Group Inc can be found on the Company’s website at www.asgr.com or www.prisonhealthmedia.com
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the risk that government entities (including the Company’s government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company’s financial results;
•	the risks arising from shareholder litigation as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company’s financial results;
•	risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;
•	risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;
•	risks arising from the possibility that we may be unable to collect accounts receivable;
•	the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;
•	whether or not government agencies continue to privatize correctional healthcare services;
•	the possible effect of adverse publicity on the Company’s business;
•	increased competition for new contracts and renewals of existing contracts;
•	the Company’s ability to execute its expansion strategies;
•	the Company’s ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;
•	the outcome or adverse development of pending litigation, including professional liability litigation;
•	risks arising from the possibility that the sale of certain assets of Secure Pharmacy Plus does not occur;
•	risks arising from the possibility that the acquirer of certain assets of Secure Pharmacy Plus cannot provide pharmaceuticals or related services at either a cost or service level sufficient to allow the Company to meet its contractual obligations with its customers without negatively impacting financial performance;
•	risks arising from the possibility of continued financial underperformance by Secure Pharmacy Plus;
•	the Company’s dependence on key personnel; and
•	the Company’s determination whether to repurchase shares under its stock repurchase program.
A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.
105 Westpark Drive   Ù   Suite 200   Ù   Brentwood, TN 37027   Ù   615-373-3100   Ù   Fax 615-376-9862
-END-